UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

On October 18, 2013, Real Goods Solar, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) with the Securities and Exchange Commission (“SEC”). In such filings with the SEC, the address for the location of the Company’s 2013 annual meeting of shareholders was misstated. However, the Company corrected this misstatement before printing the materials to be mailed to its shareholders and the correct address was listed in the Proxy Statement and Internet Notice mailed to the Company’s shareholders. To correct the misstatement in the filings with the SEC, the Company is hereby making this filing to provide the correct address for the location of its 2013 annual meeting of shareholders:

Courtyard by Marriott

948 W. Dillon Rd.

Louisville, CO 80027